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                                                                    EXHIBIT 99.1

             INSTRUCTIONS AS TO USE OF APRIA HEALTHCARE GROUP INC.

                             SUBSCRIPTION WARRANTS
                            ------------------------

              CONSULT [SUBSCRIPTION AGENT], YOUR BANK OR BROKER AS
                                TO ANY QUESTIONS

     The following instructions relate to a rights offering (the "Rights Offering") by Apria Healthcare Group Inc., a Delaware corporation (the "Company"), to the holders of its Common Stock, par value $.00l per share (the
"Common Stock"), as described in the Company's Prospectus dated                ,
1998 (the "Prospectus"). Holders of record of shares of the Common Stock at the
close of business on                , 1998 (the "Record Date") are receiving one
transferable subscription right (collectively, the "Rights") for each share of the Common Stock held as of the Record Date. An aggregate of approximately 51,779,000 Rights exercisable to purchase, in the aggregate, a maximum of $51,779,000 principal amount of 10% Convertible Subordinated Debentures due 2004 (the "Debentures") are being distributed in connection with the Rights Offering. One thousand (1,000) whole Rights are exercisable, upon payment of $1,000 in cash (the "Subscription Price"), to purchase $1,000 principal amount of Debentures (the "Basic Subscription Privilege"). In addition, subject to proration, as described below, each holder of Rights who fully exercises the Basic Subscription Privilege also has the right to subscribe at the Subscription Price for additional Debentures (the "Oversubscription Privilege"). Debentures will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the Debentures are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date. If the Debentures so available (the "Excess Debentures") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available Debentures will be allocated pro rata among those holders who have exercised the Oversubscription Privilege in proportion to the principal amount of Debentures a holder has subscribed for pursuant to the Basic Subscription Privilege.

     The Rights will expire at 5:00 p.m., New York City time, on
               , 1998, unless extended (the "Expiration Date"). The Rights will trade on the New York Stock Exchange under the symbol "AHG Rt."

     The number of Rights to which you are entitled is printed on the face of your subscription warrants. You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on your Subscription Warrant and returning the certificate to the Subscription Agent in the envelope provided.

     YOUR SUBSCRIPTION WARRANT MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION WARRANTS MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1. SUBSCRIPTION PRIVILEGE.

     To exercise Rights, complete Form I and send your properly completed and executed Subscription Warrant, together with payments in full of the Subscription Price for each $1,000 principal amount of Debentures subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars for the full amount of Debentures being subscribed for by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money
order payable to                , as Subscription Agent, or (b) wire transfer of
same day funds to the account maintained by the Subscription Agent for such
purpose at                (Apria
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Healthcare Group Inc.). The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) the receipt of good funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of the Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. You may also transfer your Subscription Warrant to your bank or broker in accordance with the procedures specified in Section 3(a) below, make arrangements for the delivery of funds on your behalf and request such bank or broker to exercise the Subscription Warrant on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Warrant and the number of Rights being exercised pursuant to the Basic Subscription Privilege and the amount of Debentures, if any, being subscribed for pursuant to the Oversubscription Privilege, and guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Warrant within three New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Warrant must be received by the Subscription Agent within three New York Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of
Guaranteed Delivery may be obtained upon request from                , at the
address, or by calling the telephone number, indicated below.

     Banks, brokers or other nominee holders of the Rights who exercise the Rights and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised, and the amount of Debentures that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more Debentures are subscribed for pursuant to the Oversubscription Privilege than are available for sale, such Debentures will be allocated, as described above, among persons exercising the Oversubscription Privilege in proportion to such persons' exercise of Rights pursuant to the Basic Subscription Privilege.

     The address and telecopier numbers of the Subscription Agent are as follows:

       By Mail:                    Facsimile Transmission                    By Hand:
                               (eligible institutions only):

                           To confirm receipt of facsimile only:

                                  If by Overnight Courier:


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     THE ADDRESS, TELEPHONE AND TELECOPIER NUMBERS OF                , FOR
INQUIRIES, INFORMATION OR REQUESTS FOR ADDITIONAL DOCUMENTATION IS AS FOLLOWS:

                        (banks and brokers call collect)

                                 CALL TOLL-FREE

     If you exercise less than all of the Rights evidenced by your Subscription Warrant by so indicating in Form 1 of your Subscription Warrant, the Subscription Agent will issue to you a new Subscription Warrant evidencing the unexercised Rights. However, if you choose to have a new Subscription Warrant sent to you, you may not receive any such new Subscription Warrant in sufficient time to permit you to sell or exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you and to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Warrant delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that amount of whole Debentures equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

2. DELIVERY OF DEBENTURES.

     The following deliveries and payments will be made to the address shown on the face of your Subscription Warrant unless you provide instructions to the contrary on Form 4.

     (a) Basic Subscription Privilege. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who validly exercises the Basic Subscription Privilege certificates representing Debentures purchased pursuant to the Basic Subscription Privilege.

     (b) Oversubscription Privilege. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who validly exercises the Oversubscription Privilege certificates representing the Debentures allocated to such Rights holder pursuant to the Oversubscription Privilege. See "The Rights Offering -- Subscription
Privileges -- Oversubscription Privilege" in the Prospectus.

     (c) Cash Payments. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds, without interest, received in payment of the Exercise Price for each share that is subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

3. TO SELL OR TRANSFER RIGHTS.

     (a) Sale of Rights through a Bank or Broker. To sell all the Rights evidenced by a Subscription Warrant through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed Subscription Warrant to your bank or broker. Your Subscription Warrant should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Subscription Warrant as the absolute owner of all of the Rights evidenced by such Subscription Warrant for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Subscription Warrants,

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if you wish to sell less than all of the Rights evidenced by a Subscription
Warrant, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Subscription Warrant divided into Subscription Warrants of appropriate denominations by following the instructions in paragraph 4 of these instructions. The Subscription Warrants evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this paragraph 3(a).

     (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Subscription Warrant and have your signature guaranteed by an Eligible Institution. A Subscription Warrant that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Warrant issued. Because only the Subscription Agent can issue Subscription Warrants, if you wish to transfer less than all of the Rights evidenced by your Subscription Warrant to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Subscription Warrant into Subscription Warrants of appropriate smaller denominations by following the instructions in paragraph 4 below. The Subscription Warrant evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this paragraph 3(b).

     (c) Sale of Rights Through the Subscription Agent. To sell all Rights evidenced by a Subscription Warrant through the Subscription Agent, so indicate on Form 3 and deliver your properly completed and exercised Subscription Warrant to the Subscription Agent. If you wish to sell less than all of the Rights evidenced by a Subscription Warrant, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you may have your Subscription Warrant divided into Subscription Warrants of appropriate denominations by following the instructions in paragraph 4 of these instructions. The Subscription Warrant evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this paragraph 3(c). Promptly following the Expiration Date, the Subscription Agent will send the holder a check for the net proceeds from the sale of any rights sold. Orders to sell Rights must be received by the Subscription Agent on or
before 11:00 a.m., New York City time on                . No assurance can be
given that a market will develop for the Rights or that the Subscription Agent will be able to sell any Rights.

4. TO HAVE A SUBSCRIPTION WARRANT DIVIDED INTO SMALLER DENOMINATIONS.

     Send your Subscription Warrant, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Warrants to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Subscription Warrants are to be issued in a name other than that in which the old Subscription Warrant was issued. Subscription Warrants may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Subscription Warrants in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

5. EXECUTION.

     (a) Execution by Registered Holder. The signatures on the Subscription Warrant must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Warrant without any alteration or change whatsoever. Persons who sign the Subscription Warrant in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

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     (b) Execution by Person Other than Registered Holder. If the Subscription
Warrant is executed by a person other than the holder named on the face of the Subscription Warrant, proper evidence of authority of the person executing the Subscription Warrant must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

     (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in 3(b) above, to a transferee other than a bank or broker or the Subscription Agent, or if you specify special payment or delivery instructions pursuant to Form 4.

6. METHOD OF DELIVERY.

     The method of delivery of Subscription Warrants and payment of the Exercise Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Exercise Price prior to 5:00 p.m., New York City time, on the Expiration Date.

7. SUBSTITUTE FORM W-9.

     Each Rights holder who elects to exercise the Rights and those foreign stockholders who allow the Subscription Agent to sell such foreign holder's Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included as [Exhibit B] hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to (i) dividends that may be paid by the Company on shares of Common Stock converted from Debentures purchased upon the exercise of Rights (for those holders exercising Rights), or (ii) funds to be remitted to Rights holders in respect of Rights sold by the Subscription Agent (for those holders electing to have the Subscription Agent sell their Rights).

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